      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1999
                                                      REGISTRATION NO. 333-76005




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                    ----------------------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------
                              REPLIGEN CORPORATION
             (Exact name of Registrant as specified in its charter)
                          -----------------------------



   DELAWARE                                    2836                    04-2729386
   (State or other jurisdiction     (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)   Classification Code Number)   Identification Number)

                                117 FOURTH AVENUE
                                NEEDHAM, MA 02494
                                 (781) 449-9560
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                    ----------------------------------------
                                WALTER C. HERLIHY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              REPLIGEN CORPORATION
                                117 FOURTH AVENUE
                                NEEDHAM, MA 02494
                                 (781) 449-9560
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------
     COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE
                     AGENT FOR SERVICE, SHOULD BE SENT TO:

                          LAWRENCE S. WITTENBERG, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following. / /


--------------------------


         REPLIGEN HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REPLIGEN SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                    SUBJECT TO COMPLETION, DATED MAY 14, 1999



                              REPLIGEN CORPORATION


                                 262,500 SHARES

                                  COMMON STOCK





        These shares are being offered for sale by the Autism Research
Institute.



         Repligen's common stock is traded on the Nasdaq National Market under the symbol "RGEN." The last reported sales price of the common stock on the Nasdaq National Market on May 13, 1999 was $2.9063 per share.






                INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE
                       "RISK FACTORS" BEGINNING ON PAGE 3.






         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is May __, 1999.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. AUTISM RESEARCH INSTITUTE IS OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.


                            ------------------------

                                TABLE OF CONTENTS

                                                              Page
                                                              ----
The Company............................................        2
Risk Factors...........................................        3
Use of Proceeds........................................        7
Selling Stockholder....................................        7
Plan of Distribution...................................        8
Legal Matters..........................................       10
Experts................................................       10
Where You Can Find More Information....................       10

                            ------------------------

                                     THE COMPANY


         We develop new drugs for neurological disease, organ transplantation and cancer. To expand our drug development program, on March 9, 1999, we acquired the exclusive rights to patent applications for the use of secretin in the treatment of autism from Autism Research Foundation, a not-for-profit organization, and Victoria A. Beck, both holders of rights to such patent applications. Autism is a developmental disorder characterized by poor communication skills, negative behavior, irregular sleep patterns and diminished ability to learn. Secretin is a hormone produced in the small intestine which regulates the function of the pancreas as part of the process of digestion. A form of secretin derived from pigs is approved by the FDA for use in diagnosing problems with pancreatic function. Recent anecdotal reports indicate that secretin may have beneficial effects in autism, including improvements in sleep, digestive function, speech and social behavior. Following media reports of the potential benefits of secretin, more than 2,000 autistic children have been treated with the pig-derived hormone. We intend to manufacture a human, synthetic form of secretin and evaluate it in FDA approved clinical trials in order to confirm the benefits of secretin in treating autism and to determine the optimal dosing schedule. There are currently no drugs approved by the FDA for the treatment of autism.



         We are also developing a product named "CTLA4-Ig," which has been shown to suppress unwanted immune responses in animal models of organ transplants and autoimmune diseases, such as lupus or multiple sclerosis, in which the immune system mistakenly attacks the body. Our product candidate is a derivative of a natural protein whose role is to turn-off an immune response. In animal models of organ transplantation and autoimmune diseases, CTLA-Ig has been shown to block the rejection of a transplanted organ or the effects of the autoimmune disease. Initial clinical testing of CTLA4-Ig has been carried out in patients receiving a bone marrow transplant, which is a potential cure for several diseases of the immune system, including leukemia, myeloma, lymphoma and sickle cell anemia. Despite the clinical success of bone marrow transplants, a significant number of patients experience a severe and potentially life-threatening complication known as Graft Versus Host Disease, in which the newly transplanted immune system attacks the host (i.e., the patient). In December 1998, investigators from the Dana-Farber Cancer Institute, a research hospital in Boston, reported that treatment of bone marrow from a family member who was taking CTLA4-Ig substantially reduced Graph Versus Host Disease in twelve transplant patients. We intend to further evaluate CTLA4-Ig in bone marrow transplants for leukemia. In July 1998, we filed a complaint to assert our ownership rights of United States patents issued to Bristol-Myers Squibb Corporation relating to the use of and manufacture of CTLA4-Ig. We believe that one of our licensees is a co-inventor of these patents and we are seeking to obtain co-inventor rights of these patents. We have also filed our own patents related to compositions of matter and methods of use of CTLA4-Ig.



         In preclinical studies, we are evaluating low molecular weight compounds which block new blood vessel growth by inhibiting the action of a key growth factor which stimulates the growth of new blood vessels. Drugs which block the growth of new blood vessels may arrest the growth of solid tumors and stop the progression of eye diseases characterized by uncontrolled blood vessel growth. This program is based on our patented, high throughput screening assays and proprietary libraries of compounds. Our program to block new blood vessel growth is supported, in part, by a grant from the National Cancer Institute.

         We develop, manufacture and market products for the production of therapeutic antibodies. We currently market a line of products for the purification of antibodies based on a naturally occurring protein, Protein A, which can specifically bind to antibodies. In December 1998, we entered into a ten year agreement to supply recombinant Protein A to Amersham Pharmacia Biotech, a leading supplier to the biopharmaceutical market.



         Repligen's executive offices are located at 117 Fourth Avenue, Needham, Massachusetts 02494, and Repligen's telephone number is (781) 449-9560.


                                  RISK FACTORS


         YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE UNAWARE OF OR THAT WE CURRENTLY DEEM IMMATERIAL ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT REPLIGEN.


         IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY HARMED. IN THAT CASE THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

         THIS PROSPECTUS ALSO CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.


WE NEED TO OBTAIN FUTURE CAPITAL FOR DRUG DEVELOPMENT AND CANNOT BE CERTAIN OF OBTAINING IT




         We need additional long-term financing to develop our drug development programs through the clinical trial process as required by the FDA and our bioprocessing products business. We also need additional long-term financing to support future operations and capital expenditures, including capital for additional personnel and facilities. If we spend more money than currently expected for our drug discovery programs and our bioprocessing products business, we will need to raise additional capital by selling debt or equity securities, by entering into strategic relationships or through other arrangements. We may be unable to raise any additional amounts on reasonable terms when they are needed due to the volitile nature of the biotechnology marketplace. If we are unable to raise this additional capital, we may have to delay or postpone critical clinical studies or abandon other development programs.



OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY BECAUSE OF INCREASED EXPENSES IN PRODUCT DEVELOPMENT.


         Our quarterly and annual operating revenues and expenses may fluctuate due to a number of factors including:

         - the timing and size of increased research and development expenses;

         - expenses associated with clinical development of our products; or

         -        the timing and size of product orders.

         Our product development activities often focus on unproven technologies and undeveloped markets . As a result, we may experience difficulty in forecasting operating expenditures, and we cannot know when or whether our efforts will result in commercially successful products. The expenses or losses associated with these product development activities could materially adversely affect our operating results.



WE MUST COMPETE FOR PERSONNEL WHO MUST BE HIGHLY SKILLED AND HAVE TECHNICAL AND SCIENTIFIC BACKGROUNDS



         Our success depends largely upon the continued service of our management and scientific staff and our ability to attract, retain and motivate highly skilled scientific, management and marketing personnel. Potential employees with an expertise in the field of biochemisty, regulatory affairs and/or clinical development of new drug and biopharmaceutical manufacturing are not generally available in the market and are difficult to attract and retain. We also face significant competition for such personnel from other companies, research and academic institutions, government and other organizations who have superior funding and resources to be able to attract such personnel. The loss of key personnel or our inability to hire and retain personnel who have technical and scientific backgrounds could materially adversely affect our product development efforts and our business.



WE FACE INTENSE COMPETITION FROM LARGER, BETTER FINANCED PHARMACEUTICAL AND MATURE BIOTECHNOLOGY COMPANIES



         The market for therapeutic and bioprocessing products is intensely competitive, rapidly evolving and subject to rapid technological change. Pharmaceutical and mature biotechnology companies have substantially greater financial, manufacturing, marketing, research and development resources than we have. New approaches to the treatment of our targeted diseases by these competitors may make our products and technologies obsolete or noncompetitive.



OUR SUCCESS DEPENDS ON OUR ABILITY TO OBTAIN PATENT PROTECTION FOR OUR PRODUCTS



         Proprietary rights relating to our products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained as trade secrets, and to the extent that we diligently enforce our rights against infringement of our patent rights and against misappropriation of our trade secrets and proprietary information. We must obtain patent and trade secret protection for our products and processes in order to produce a financial return consistent with the significant time and expense required to bring our products to market. Our success will depend, in part, on our ability to:


         - obtain patent protection for our products and manufacturing processes;

         -        preserve our trade secrets; and

         - operate without infringing the proprietary rights of third parties.

         There can be no assurance that any patent applications relating to our products will be filed in the future or that any currently pending applications will issue on a timely basis, if ever. Since patent applications in the United States are maintained in secrecy until patents issue and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Even if patents are issued, the degree of protection afforded by such patents will depend upon the:


         -        scope of the patent claims;

         - validity and enforceability of the claims obtained in such patents; and

         - our willingness and financial ability to enforce and/or defend them.


         The patent position of biotechnology and pharmaceutical firms is often highly uncertain and usually involves complex legal and scientific questions. Moreover, no consistent policy has emerged in the United States and in many other countries regarding the breadth of claims allowed in biotechnology patents. Patents which may be granted to us in certain foreign countries may be subject to opposition proceedings brought by third parties. We could incur substantial costs in defending suits brought against us by others or in suits in which we may assert our patents against others. If the outcome of any such litigation is adverse to us, our business, financial condition and results of operations could be adversely affected. If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may be required to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which would result in substantial cost to us. For instance, in July 1998, we filed a complaint to assert our ownership rights of United States patents issued to Bristol-Myers Squibb Corporation relating to the use of and manufacture of CTLA4-Ig. We believe that one of our licensees is a co-inventor of these patents and we are seeking to obtain co-inventor rights of these patents. We may incur substantial costs defending these and other infringement or patent interference proceedings. There can be no assurance that we would prevail in any such proceedings or that such proceedings would not result in a material adverse effect on our business, financial condition or results of operations.


         In addition, patents blocking our manufacture, use or sale of our products could be issued to third parties in the United States or foreign countries. The issuance of blocking patents or an adverse outcome in an interference or opposition proceeding, could subject us to significant liabilities to third parties and require us to license disputed rights from third parties or cease using the technology. There can be no assurance that such license would be available on commercially acceptable terms, if at all.

WE ARE NOT YET FULLY YEAR 2000 COMPLIANT



         Many existing computer systems and software products do not properly recognize dates after December 31, 1999. This "Year 2000" problem could result in miscalculations, data corruption, system failures or disruptions of operations. We are subject to potential Year 2000 problems affecting our computers' systems, our internal systems and the systems of our vendors and scientific collaborators, any of which could have a material adverse affect on our business operating results and financial conditions.



         Based on our assessments to date, we believe that our internal systems are substantially Year 2000 compliant there can be no assurance that Year 2000 errors or defects will not be discovered in our internal software systems and, if such errors or defects are discovered, there can be no assurance that the costs of making such systems Year 2000 compliant will not be material.



         Year 2000 errors or defects in the internal systems maintained by our vendors of clinical trial collaborators could require us to incur significant delays in our product development programs and unanticipated expenses to remedy any problems or replace affected vendors.

                                 USE OF PROCEEDS


         Repligen will not receive any of the proceeds from the sale of the shares of its common stock by the Autism Research Institute hereunder. See "Selling Stockholder" and "Plan of Distribution". The principal purpose of this offering is to effect an orderly disposition of the shares of common stock of Repligen being offered and sold from time to time by the Autism Research Institute.


                               SELLING STOCKHOLDER


         The following table lists Autism Research Institute as the selling stockholder, the number of shares of common stock of Repligen beneficially owned by Autism Research Institute as of May 14, 1999 and before this offering, and the maximum number of shares of common stock of Repligen that the Autism Research Institute may offer and sell pursuant to this prospectus. Autism Research Institute may offer shares of common stock of Repligen from time to time. Since Autism Research Institute may sell all, some or none of its shares of common stock of Repligen, no estimate can be made of the aggregate number or percentage of shares of common stock of Repligen that Autism Research Institute will own upon completion of the offering to which this prospectus relates.


                                   Number of Shares
                                  Beneficially Owned          Percentage of
                                 Before Offering and          Shares Owned
                                 Offered Pursuant to             Before
Selling stockholder                this Prospectus              Offering
-------------------                ---------------              --------
Autism Research Institute            262,500                     1.4%

         The Autism Research Institute acquired its shares of common stock of Repligen in connection with Repligen's purchase of intellectual property rights held by Autism Research Institute and Victoria A. Beck. The Autism Research Institute is a not-for-profit organization incorporated in the State of California. Victoria A. Beck was a co-owner of the patent applications purchased by Repligen. The patent purchase agreement to sell the intellectual property rights held by Autism Research Institute and Victoria A. Beck to Repligen is included in the current report of Repligen filed on Form 8-K on March 24, 1999 . See "Where You Can Find More Information". Except for the sale by Autism Research Institute of intellectual property rights to Repligen in March, 1999, Autism Research Institute has not had any material relationship with Repligen.



         In the patent purchase agreement, Autism Research Institute has represented to Repligen that Autism Research Institute acquired the shares of common stock of Repligen as principal for its own account for investment purposes only and not with a view to, or for sale in connection with, any sale, assignment, transfer or other distribution of the shares of common stock of Repligen which would violate the Securities Act of 1933 or any other federal or state securities laws. In recognition of the fact, however, that the Autism Research Institute may want to be able to sell the shares of common stock of Repligen when Autism Research Institute considers it appropriate, we agreed, in the patent purchase agreement, to file this registration statement with the Securities and Exchange Commission to allow Autism Research Institute to publicly sell its shares of Repligen common stock . In the patent purchase agreement, we also agreed to keep the registration statement effective until the earliest of (a) March 9, 2000, and (b) the time that Autism Research Institute has sold all of its shares of common stock of Repligen ; provided that in the event that, prior to such time, Repligen fails to remain current or comply with its filing obligations with the SEC under the Securities Exchange Act of 1934 or Rule 144 of the Securities Act, we have agreed to maintain the effectiveness of this Registration Statement until March 9, 2001.



                              PLAN OF DISTRIBUTION


         The shares of common stock of Repligen covered by this prospectus may be sold by the Autism Research Institute from time to time for its own account. The Autism Research Institute acquired all of its shares of common stock of Repligen pursuant to the patent purchase agreement. In the patent purchase agreement, Repligen is responsible for the expenses incurred in connection with the registration of the shares of common stock of Repligen, except that the Autism Research Institute will pay or assume brokerage commissions and similar charges, the legal fees and expenses of counsel for the Autism Research Institute and any stock transfer taxes or other expenses incurred in connection with the sale of the shares of common stock of Repligen. Repligen will not receive any of the proceeds from this offering.


         The distribution of the shares of common stock of Repligen by the Autism Research Institute is not subject to any underwriting agreement. In the patent purchase agreement, Repligen has agreed to attempt to find a buyer by June 7, 1999 for at least 100,000 of the shares of common stock of Repligen held by the Autism Research Institute at a price per share equal to or greater than $1.59. Repligen is not and will not receive any commissions or remuneration of any kind in connection with the sale of the shares of common stock of Repligen being offered and sold by the Autism Research Institute. In the patent purchase agreement, Repligen has further agreed that, if the Autism Research Institute has not been able to sell at least 100,000 shares of common stock of Repligen at a price of at least $1.59 per share, the Autism Research Institute shall be entitled to cause Repligen to purchase the number of shares of common stock of Repligen equal to the difference between 100,000 and the number of shares of common stock of Repligen which the Autism Research Institute has been able to sell at a price per share equal to at least $1.59. The Autism Research Institute's right to cause Repligen to repurchase the Autism Research Institute's shares of common stock of Repligen terminates forever on June 17, 1999.



         In addition to the Autism Research Institute's right to cause Repligen to repurchase the Autism Research Institute's shares of common stock of Repligen pursuant to the patent purchase agreement, as described in the paragraph immediately above, the shares of common stock of Repligen offered by the Autism Research Institute may be sold from time to time in transactions on the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares of common stock of Repligen, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Autism Research Institute may sell its shares of common stock of Repligen covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares of common stock of Repligen, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Autism Research Institute may effect such transactions by selling shares of common stock of Repligen to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, commissions, or fees from the Autism Research Institute and/or purchasers of the shares of common stock of Repligen for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Autism Research Institute in the distribution of shares of common stock of Repligen may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares of common stock of Repligen placed by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

         Any shares covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.



         Since the Autism Research Institute is not restricted as to the price or prices at which it may sell its shares of common stock of Repligen, sales of such shares of common stock of Repligen at less than the market prices may depress the market price of the common stock of Repligen.


         EquiServe, 150 Royall Street, Canton, MA 02021, is the transfer agent for the shares of common stock of Repligen.

                                  LEGAL MATTERS


         The validity of the shares of common stock of Repligen offered hereby will be passed upon by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                     EXPERTS

         The financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION


         Repligen files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference room. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov." Our website is located at "http://www.repligen.com." Information contained on our website is not part of this prospectus.



         The SEC allows Repligen to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Repligen incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 000-14656):




         1.       Annual report on Form 10-K for the year ended March 31, 1998;



         2. Repligen's proxy statement, filed on July 20, 1998, for the 1998 annual meeting of shareholders;



         3. Quarterly reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998;

         4.       Repligen's current report on Form 8-K filed March 24, 1999;
                  and



         5. The "Description of Registrant's Securities to be Registered" contained in Repligen's registration statement filed on Form 8-A, dated May 28, 1986.


         You may request a copy of these filings, at no cost, by writing or telephoning our Chief Financial Officer at the following address:

                      Repligen Corporation
                      117 Fourth Avenue
                      Needham, MA 02494
                      (781) 449-9560


         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an estimate (other than with respect to the Registration Fee and the Nasdaq National Market additional listing fee expense) of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration Fee -- Securities and Exchange Commission..............$      235
Nasdaq National Market additional listing fee.......................$    5,250
Blue Sky Fees and Expenses..........................................$    1,000
Accounting Fees and Expenses........................................$    1,000
Legal Fees and Expenses.............................................$   10,000
Miscellaneous.......................................................$    5,000
                                                                     ---------
         TOTAL......................................................$   22,485
                                                                     ---------
                                                                     ---------


         Repligen will bear all expenses shown above.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law, Article Seventh of Repligen's Restated Certificate of Incorporation, as amended, and Article V of Repligen's By-laws provide for indemnification of Repligen's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Repligen, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

         Repligen maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 16. EXHIBITS.

         The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this Registration Statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

Exhibit No.       Item and Reference

2.1     --       * Patent Purchase Agreement by and among Repligen Corporation,
                  Victoria A. Beck and Autism Research Institute, dated as of March 9, 1999 (with certain confidential information deleted). (Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed March 24, 1999)

2.2      --       * Common Stock Purchase Warrant issued by Repligen
                  Corporation, dated as of March 9, 1999 (with certain confidential information deleted). (Incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K filed March 24, 1999)

2.3      --       Collateral Assignment of Patents by and among Repligen
                  Corporation, Victoria A. Beck and Autism Research Institute, dated as of March 9, 1999. (Incorporated by reference to Exhibit 2.3 of the Company's Current Report on Form 8-K filed
                  March 24, 1999)


5        --       ** Legal Opinion of Testa, Hurwitz & Thibeault, LLP

23.1     --       Consent of Arthur Andersen (filed herewith)

23.2     --       ** Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5)

24       --       ** Power of Attorney






* Confidential treatment has been requested for portions of this exhibit and is pending clearance with the Securities and Exchange Commission.
**   Previously filed.


ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered ) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Needham, Commonwealth of Massachusetts on May 14, 1999.


Repligen Corporation



                                      By: /s/ Walter C. Herlihy
                                         -------------------------------------
                                             Walter C. Herlihy
                                             President and Chief Executive
                                             Officer


                                POWER OF ATTORNEY



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.




Name                                        Capacity                                    Date
----                                        --------                                    ----


  /s/ Walter C. Herlihy
------------------------------------        President and Chief Executive                      May 14, 1999
Walter C. Herlihy                           Officer, Chief Financial Officer                   ------
                                            and Director (principal executive,
                                            financial and accounting officer)


/s/ Alexander Rich, M.D.*                   Co-Chairman of the                                 May 14, 1999
------------------------------------        Board of Directors                                 ------
Alexander Rich, M.D.


/s/ Paul Schimmel, Ph.D.*                   Co-Chairman of the                                 May 14, 1999
------------------------------------        Board of Directors                                 ------
Paul Schimmel, Ph.D.

/s/ Robert J. Hennessey*                    Director                                           May 14, 1999
------------------------------------                                                           ------
Robert J. Hennessey


/s/ G. William Miller*                      Director                                           May 14, 1999
------------------------------------                                                           ------
G. William Miller



*By: Walter C. Herlihy
------------------------------------
      Walter C. Herlihy
      Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit No.                 Item and Reference


2.1      --       * Patent Purchase Agreement by and among Repligen Corporation
                  Victoria A. Beck and Autism Research Institute, dated as of
                  March 9, 1999 (with certain confidential information deleted).
                  (Incorporated by reference to Exhibit 2.1 of the Company's
                  Current Report on Form 8-K filed March 24, 1999)

2.2      --       * Common Stock Purchase Warrant issued by Repligen
                  Corporation, dated as of March 9, 1999 (with certain
                  confidential information deleted). (Incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K
                  filed March 24, 1999)

2.3      --       Collateral Assignment of Patents by and among Repligen
                  Corporation, Victoria A. Beck and Autism Research Institute,
                  dated as of March 9, 1999. (Incorporated by reference to
                  Exhibit 2.3 of the Company's Current Report on Form 8-K filed
                  March 24, 1999)

5        --       ** Legal Opinion of Testa, Hurwitz & Thibeault, LLP

23.1     --       Consent of Arthur Andersen (filed herewith)

23.2     --       ** Consent Testa, Hurwitz & Thibeault, LLP (included in
                     Exhibit 5)

24       --       ** Power of Attorney







* Confidential treatment has been requested for portions of this exhibit and is pending clearance with the Securities and Exchange Commission.
**   Previously filed.